Exhibit 2                                                   Execution Copy



                             HYDROGENICS CORPORATION



                                     - and -



                           GENERAL MOTORS CORPORATION




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                              GOVERNANCE AGREEMENT

                                October 16, 2001


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


                                TABLE OF CONTENTS
                                   (continued)
                                                                            Page

ARTICLE 1
      DEFINITIONS AND PRINCIPLES OF INTERPRETATION...........................1
      1.1   Definitions......................................................1
      1.2   Certain Rules of Interpretation..................................2
      1.3   Entire Agreement.................................................3

ARTICLE 2
      MANAGEMENT OF THE CORPORATION..........................................3
      2.1   Board of Directors...............................................3
      2.2   Observer.........................................................4

ARTICLE 3
      ACQUISITIONS OF SHARES.................................................4
      3.1   Restriction on Acquisitions......................................4
      3.2   Exception........................................................4
      3.3   Permitted Acquisitions...........................................5

ARTICLE 4
      DISPOSITIONS OF SHARES.................................................5
      4.1   Restriction on Dispositions......................................5
      4.2   Permitted Transfers..............................................5

ARTICLE 5
      PRE-EMPTIVE RIGHTS.....................................................6
      5.1   Future Equity Financing..........................................6

ARTICLE 6
      GENERAL................................................................6
      6.1   Termination......................................................6
      6.2   Public Notices...................................................6
      6.3   Notices..........................................................6
      6.4   Amendment........................................................7
      6.5   Assignment.......................................................7
      6.6   Further Assurances...............................................8
      6.7   Execution and Delivery...........................................8

            THIS AGREEMENT is made October 16, 2001

BETWEEN:

            HYDROGENICS CORPORATION, a corporation governed by the laws of Canada,

            (the "Corporation")

            - and -

            GENERAL MOTORS CORPORATION, a corporation governed by the laws of the State of Delaware,

            ("GM")

RECITALS:

A. GM beneficially owns or exercises control or direction over common shares in the capital of the Corporation; and

B. The Parties wish to enter into an agreement addressing certain matters relating to the business and affairs of the Corporation.

THEREFORE, the Parties agree as follows:

                                   ARTICLE 1
                  DEFINITIONS AND PRINCIPLES OF INTERPRETATION

1.1   Definitions

Whenever used in this Agreement, the following words and terms have the meanings set out below:

      "Affiliate" means, with respect to any specified Party, any company that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Party specified. For purposes of this definition, "control" including with correlative meanings, the terms "controlled by" and "under common control with" means ownership directly or indirectly of more than fifty percent (50%) of the equity capital having the right to vote for election of directors (or in the case of an entity other than a corporation, the equivalent management authority); provided that a pension plan, profit sharing plan, or advisor to such a plan that does not buy, sell or vote securities at the order, direction or recommendation of GM shall not be deemed to be an "Affiliate" of GM.

      "Agreement" means this agreement, including all schedules, and all amendments or restatements as permitted, and references to "Article" or "Section" mean the specified Article or Section of this Agreement.

      "Business Day" means any day, other than a Saturday or Sunday, on which the Corporation's principal bank is open for commercial banking business in both Toronto, Ontario and New York, New York during normal banking hours.

      "Convertible Securities" means any rights, warrants, options or other securities convertible or exchangeable into Shares.

      "Parties" means, collectively, GM and the Corporation and "Party" means any one of them.

      "Person" means any individual, sole proprietorship, partnership, firm, entity, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, government, government regulatory authority, governmental department, agency, commission, board, tribunal, dispute settlement panel or body, bureau, court, and where the context requires any of the foregoing when they are acting as trustee, executor, administrator or other legal representative.

      "Shares" means common shares in the capital of the Corporation.

1.2   Certain Rules of Interpretation

In this Agreement:

      (a) Governing Law - This Agreement is a contract made under and shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario.

      (b) Headings - Headings of Articles and Sections are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

      (c) Including - Where the word "including" or "includes" is used in this Agreement, it means "including (or includes) without limitation".

      (d) No Strict Construction- The language used in this Agreement is the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

      (e) Number and Gender - Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

      (f) Severability - If, in any jurisdiction, any provision of this Agreement or its application to any Party or circumstance is restricted, prohibited or unenforceable, such provision shall,
            as to such jurisdiction,   be   ineffective   only  to  the  extent
            of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement and without affecting the validity or enforceability of such provision in any other jurisdiction or without affecting its application to other Parties or circumstances.

      (g) Statutory References - A reference to a statute includes all regulations made pursuant to such statute and, unless otherwise specified, the provisions of any statute or regulation which amends, supplements or supersedes any such statute or any such regulation.

      (h) Time - Time is of the essence in the performance of the Parties' respective obligations.

      (i) Time Periods - Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day.

1.3   Entire Agreement

This Agreement and the agreements and other documents required to be delivered pursuant to this Agreement, constitute the entire agreement between the Parties and set out all the covenants, promises, warranties, representations, conditions, understandings and agreements between the Parties pertaining to the subject matter of this Agreement and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written. There are no covenants, promises, warranties, representations, conditions, understandings or other agreements, oral or written, express, implied or collateral between the Parties in connection with the subject matter of this Agreement except as specifically set forth in this Agreement and any document required to be delivered pursuant to this Agreement. No Party will have a remedy in respect of any untrue statement made to such Party upon which such Party relied in entering this Agreement.

                                    ARTICLE 2
                          MANAGEMENT OF THE CORPORATION

2.1   Board of Directors

      (a) The Corporation shall no later than the effective date of this Agreement establish the size of the Corporation's board of directors at eight (8) directors.

      (b) The Corporation shall, no later than the effective date of this Agreement, cause one individual nominated by GM to be appointed to the Corporation's board of directors to sit as a voting member of the board. Thereafter during the term of this Agreement, the Corporation shall name one individual nominated by GM to its proposed slate of directors to be presented to the Corporation's
            shareholders   for   election  at  the   appropriate   meeting  of
            shareholders, provided that if the Corporation adopts staggered terms for its board, GM's nominee director shall be appointed initially to the class with the longest term before its election.

      (c) GM shall be entitled to remove and replace its nominee from time to time and any vacancy occurring on the board of directors of the Corporation by reason of the death, disqualification, inability to act, resignation or removal of the director nominated by GM shall be filled only by a further nominee of GM.

2.2   Observer

The Corporation shall, no later than the effective date of this Agreement, cause one individual nominated by GM to be appointed as an observer to the Corporation's board of directors. GM shall be entitled to remove and replace its observer from time to time. The observer shall be entitled to the following:

      (a) to attend all meetings of the board, whether held in person or by telephone, and to receive copies of all information made available to members of the board as and when provided to them.

      (b) to receive notice of all meetings of the board, as and when provided to members of the board.

      (c) to not be excluded from any part of any proceedings of the board except, and only to the extent, necessary for the board and/or the Corporation to comply with any applicable legal or contractual requirements.

      (d) to receive and review drafts of all resolutions proposed for signature by the members of the board (in lieu of a meeting) before such resolutions are so signed.

                                   ARTICLE 3
                             ACQUISITIONS OF SHARES

3.1   Restriction on Acquisitions

Subject to Sections 3.2 and 3.3, GM agrees that for a period of four years from the date of this Agreement, neither it nor any of its Affiliates will directly, indirectly, or jointly or in concert with any other person, purchase, offer or agree to purchase any voting or equity securities of the Corporation or purchase, offer or agree to purchase all or substantially all of the assets of the Corporation or enter, offer or agree to enter into any acquisition or other business combination transaction relating to the Corporation or propose any of the foregoing, or solicit proxies from shareholders of the Corporation, or otherwise attempt to influence the conduct of the shareholders of the Corporation, unless such purchase, transaction, offer, agreement, proposal or solicitation shall have been previously approved by the board of directors of the Corporation.

3.2   Exception

Nothing in Section 3.1 shall be construed to require GM to dispose of Shares beneficially owned by GM in the event that the Corporation purchases for cancellation, effects an issuer bid or otherwise acquires outstanding Shares.

3.3   Permitted Acquisitions

Notwithstanding the restrictions set forth in Section 3.1, GM shall be entitled to acquire Shares at any time:

      (a) pursuant to the exercise of Convertible Securities beneficially owned or controlled by GM or its Affiliates, as the case may be, which were received by GM or its Affiliates, pursuant to a grant or issuance by the Corporation from treasury on or subsequent to the date of this Agreement;

      (b)   as contemplated by Article 5 of this Agreement; or

      (c) from any of Pierre Rivard, Boyd Taylor or Joe Cargnelli pursuant to the terms of the Right of First Refusal entered into with each of them on or about the date of this Agreement.

                                   ARTICLE 4
                             DISPOSITIONS OF SHARES

4.1   Restriction on Dispositions

GM will not, without the prior written consent of the Corporation, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by GM or any Affiliate of GM or any person in privity with GM or any Affiliate of GM), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the United States Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for the following periods:

      (a) three years from the date of this Agreement in respect of 11,364,006 Shares;

      (b) four years from the date of this Agreement in respect of 7,576,004 Shares; and

      (c) five years from the date of this Agreement in respect of 3,788,002 Shares.

4.2   Permitted Transfers

GM shall be permitted to transfer all or any portion of the Shares owned by GM to any direct or indirect subsidiary of GM upon ten days' prior written notice to the Corporation provided that such subsidiary agrees to be subject to the terms of this Agreement.

                                   ARTICLE 5
                               PRE-EMPTIVE RIGHTS

5.1   Future Equity Financing

If the Corporation intends to issue and sell for cash equity securities (including securities convertible into equity securities), the Corporation shall provide written notice to GM specifying the terms and conditions of the proposed equity issuance including the amount of financing to be raised, the type of security to be issued, the price range per security to be issued and the target completion date. GM shall have the irrevocable right (the "Pre-Emptive Right"), exercisable by written notice given to the Corporation within 10 days after receiving the above notice from the Corporation, to participate in the equity financing on a pro rata basis based on the number of Shares on a fully diluted basis held by GM on the date of such notice on the terms and conditions set forth by the Corporation. For greater certainty, the Pre-Emptive Right shall not apply in respect of: (a) the issue of any options or shares of the Corporation pursuant to the Corporation's Stock Option Plan; (b) Shares issued by the Corporation as a stock dividend; or (c) Shares issued by the Corporation in connection with an acquisition joint venture or similar transaction.

                                    ARTICLE 6
                                     GENERAL

6.1   Termination

This Agreement shall terminate upon termination of the Corporate Alliance Agreement entered into between GM and the Corporation on the date hereof.

6.2   Public Notices

All public notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and co-ordinated by the Corporation and GM and no Party shall act unilaterally in this regard without the prior approval of the other Parties, such approval not to be unreasonably withheld, unless such disclosure shall be required to meet timely disclosure obligations of any Party under applicable securities laws and stock exchange rules in circumstances where prior to consultation with the other Parties is not practicable.

6.3   Notices

Any notice, consent or approval required or permitted to be given in connection with this Agreement (in this Section referred to as a "Notice") shall be in writing and shall be sufficiently given if delivered (whether in person, by courier service or other personal method of delivery), or if transmitted by facsimile or e-mail:

      The Corporation

      Hydrogenics Corporation
      5985 McLaughlin Road
      Mississauga, ON  L5R 1B8

      Facsimile:  905-361-3626
      Attention:  Pierre Rivard, President

      with a copy to:

      Osler, Hoskin & Harcourt, LLP
      Box 50, 1 First Canadian Place
      Toronto, ON  M5X 1B8

      Facsimile:  416-862-6666
      Attention:  Mark Trachuk

      GM:

      General Motors Corporation
      300 Renaissance Center
      P.O. Box 300
      Detroit, MI 48265-3000
      MC 482-C23-D24

      Facsimile:  313-667-3188
      Attention:  General Counsel

Any Notice delivered or transmitted to a Party as provided above shall be deemed to have been given and received on the day it is delivered or transmitted, provided that it is delivered or transmitted on a Business Day prior to 5:00 p.m. local time in the place of delivery or receipt. However, if the Notice is delivered or transmitted after 5:00 p.m. local time or if such day is not a Business Day then the Notice shall be deemed to have been given and received on the next Business Day. Any Party may, from time to time, change its address by giving Notice to the other Parties in accordance with the provisions of this Section.

6.4   Amendment

No amendment, supplement, modification or waiver or termination of this Agreement and, unless otherwise specified, no consent or approval by any Party, shall be binding unless executed in writing by the Party to be bound thereby.

6.5   Assignment

Neither this Agreement nor any rights or obligations under this Agreement shall be assignable by any Party without the prior written consent of each of the other Parties. Subject thereto, this Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors (including any successor by reason of amalgamation of any Party) and permitted assigns.

6.6   Further Assurances

The Parties shall with reasonable diligence do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each Party shall provide such further documents or instruments required by any other Party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions.

6.7   Execution and Delivery

This Agreement may be executed by the Parties in counterparts and may be executed and delivered by facsimile and all such counterparts and facsimiles shall together constitute one and the same agreement.

IN WITNESS OF WHICH the parties have duly executed this Agreement.

                                         HYDROGENICS CORPORATION
                                         By:  Pierre Rivard
                                              ---------------------------------
                                              Name: Pierre Rivard
                                              Title: President and CEO


                                         GENERAL MOTORS CORPORATION
                                         By:  Lawrence D. Burns
                                              ---------------------------------
                                              Name: Lawrence D. Burns
                                              Title: Vice President,  Research &
                                              Development and Planning